Pep Boys to Hold Investor Day

PHILADELPHIA - June 23, 2008 - The Pep Boys - Manny, Moe & Jack (NYSE: "PBY"), the nation's leading automotive aftermarket and service chain, today announced that it will hold an investor day on Wednesday, June 25 from 9:00 a.m. to 4:00 p.m. at the New York Marriott Marquis Hotel in New York City.

Interim CEO Mike Odell, CFO Ray Arthur and SVP - Merchandising & Marketing Scott Webb will present an overview of the Company's business strategy, priorities and tactics and discuss recent operating results. The presentation slides will be available on the Company's Web site at www.pepboys.com.

Pep Boys has over 560 stores and approximately 6,000 service bays in 35 states and Puerto Rico. Along with its vehicle repair and maintenance capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800-PEP-BOYS or by visiting pepboys.com.

###

Contact:

Pep Boys, Philadelphia

Investor Contact: Ray Arthur, 215-430-9720

Media Contact: Alex Spooner, 215-430-9588

Internet: http://www.pepboys.com